EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 133 to Registration Statement No. 33-572 on Form N-1A of our reports dated as indicated on the attached appendix A relating to the financial statements and financial highlights of the Funds listed on the attached appendix A, certain of the Funds constituting Eaton Vance Municipals Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year or period ended July 31, 2011, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
November 28, 2011

Appendix A

Report Date	Eaton Vance Municipals Trust Funds

September 13, 2011	Eaton Vance Arizona Municipal Income Fund
September 13, 2011	Eaton Vance Connecticut Municipal Income Fund
September 13, 2011	Eaton Vance Minnesota Municipal Income Fund
September 13, 2011	Eaton Vance New Jersey Municipal Income Fund
September 13, 2011	Eaton Vance Pennsylvania Municipal Income Fund
September 14, 2011	Eaton Vance Municipal Opportunities Fund*

* For the period ended July 31, 2011